DLA Piper US LLP
The Marbury Building
6225 Smith Avenue
Baltimore, Maryland  21209-3600
www.dlapiper.com

T   410.580.3000
F   410.580.3001

June 30, 2008

Capital World Bond Fund, Inc.
333 South Hope Street
Los Angeles, California 90071-1406

Ladies and Gentlemen:

We serve as special Maryland counsel to Capital World Bond Fund, Inc., a Maryland corporation (the “Company”), and have been requested by the Company to render this opinion in connection with the Company’s Post-Effective Amendment No. 31 to the Company’s Registration Statement on Form N-1A to be filed on or about June 30, 2008 (the “Registration Statement”), including the prospectus and statement of information included therein (together, the “Prospectus”), under the Securities Act of 1933, as amended (the “Securities Act”), and Amendment No. 32 under the Investment Company Act of 1940, as amended, for offering by the Company from time to time of an issuance of shares of Class F-2 Common Stock, par value $.001 per share (the “Shares”), of the Company.

As a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following document (collectively, the “Documents”):

(a) The Registration Statement, including the Prospectus, in the form to be filed with the Securities and Exchange Commission.

(b) The charter of the Company (the “Charter”), as in effect on the date hereof, including the Articles Supplementary relating to the Shares, certified by the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”).

(c) The by-laws of the Company (the “By-laws”), certified by an officer of the Company.

(d) Resolutions adopted by the Company’s Board of Directors relating to the authorization of the filing of the Registration Statement and the issuance of the Shares, certified by an officer of the Company.

(e) A certificate executed by an officer of the Company, dated the date hereof (the “Certificate”).

(f)         A certificate of the SDAT as to the good standing of the Company, dated as of a recent date.

(g)         Such other documents as we have deemed necessary to the rendering of the opinions expressed below.

In expressing the opinion set forth below, we have assumed the following:

1.           Each individual executing any of the Documents, whether on behalf of such individual or an entity, is legally competent to do so.

2.           Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.           All Documents submitted to us as originals are authentic.  All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all such Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All statements and information contained in the Documents are true and complete.  There has been no oral or written modification or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise.

4.           The issuance of the Shares will not result in the Company issuing shares in excess of the number of shares of any class or series of the Company authorized by the Charter.

As to any facts material to this opinion which we did not independently establish or verify, we have relied solely upon the Certificate.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

(1)           The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

(2)           The Shares have been duly authorized and, upon issuance of the Shares in exchange for the consideration therefor, will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law.  The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the use of our name wherever it appears in the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or Item 509 of Regulation S-K.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

Very truly yours,

DLA PIPER US LLP